Exhibit 99.1

FOR IMMEDIATE RELEASE

BioCardia Announces FDA Approval of IND Application for Allogeneic NK1R+ Human Mesenchymal Stem Cells for Ischemic Heart Failure

Approval marks second clinical trial approved by FDA this year for

Company’s NK1R+ MSC platform

Allogeneic CardiALLO therapy for heart failure to complement autologous cell therapy currently enrolling in Phase III CardiAMP Heart Failure clinical trial

SUNNYVALE, Calif. -- December 6, 2022 -- BioCardia, Inc. [Nasdaq: BCDA], a developer of cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, today announced Food and Drug Administration (FDA) approval of its Investigational New Drug (IND) application to initiate a first-in-human Phase I/II clinical trial of its Neurokinin-1 receptor positive (NK1R+) allogeneic human mesenchymal stem cell (MSC) therapy for the treatment of patients with ischemic heart failure.

This trial is designed for patients with New York Heart Association Class II and III ischemic heart failure with reduced ejection fraction (ischemic HFrEF) whose own cell composition makes them ineligible for the Company’s Phase III CardiAMP® Heart Failure Trial studying autologous cell therapy that has received FDA Breakthrough Device Designation.

“We intend to provide a complete cell therapy solution for ischemic heart failure patients that encompasses both autologous and ‘off the shelf’ allogeneic cell therapies. Our therapies are synergistic in serving the full patient spectrum, as only about two-thirds of patients are expected to be responders to our autologous therapy,” said Peter Altman, PhD, BioCardia’s President and Chief Executive Officer. “We expect to see efficiencies in the upcoming CardiALLO™ trial for several reasons: we can leverage screening activity from the currently enrolling CardiAMP trial to direct ineligible patients into the CardiALLO trial; our allogeneic cell therapy is already manufactured and ready for use; and it will be delivered with our proprietary delivery system demonstrated in literature to be the safest and most efficient delivery method available today.”

He added, “We are excited to study the role our allogeneic NK1R+ MSC therapy may play in helping hearts recover from injury as its mechanism of action involves Substance P. This binds to NK1R+ and has been shown to be an important factor in the development of inflammation, which plays a central role in both heart failure and regenerative processes following myocardial injury.”

About Allogeneic CardiALLO NK1R+ MSC

Allogeneic NK1R+ MSC are culture-expanded, bone marrow-derived, mesenchymal stem cells that are Neurokinin 1 receptor positive. Neurokinin 1 is the primary receptor for Substance P, an important neuropeptide mediator of inflammation. The BioCardia cell therapy consists of cells from younger, extensively prescreened donors that are expanded to provide multiple dosage forms from a single donor. The cells are manufactured by BioCardia at its Sunnyvale facility. For the heart failure indication, these cells will be delivered to the heart using BioCardia’s Helix biotherapeutic delivery system, which is approved in the European Union and has been shown to result in three times as many cells being retained in the target heart tissue as competitive delivery approaches while having the lowest incidence of serious adverse events.

About BioCardia

BioCardia, Inc., headquartered in Sunnyvale, California, is a developer of cell and cell-derived therapies for cardiovascular and pulmonary disease. The Company has two biotherapeutic platforms, CardiAMP autologous bone marrow-derived mononuclear cell therapy for cardiovascular indications and the NK1R+ allogeneic bone marrow-derived mesenchymal stem cell therapies for cardiovascular and pulmonary diseases. These platforms underly several clinical-stage product candidates, each with the potential to meaningfully benefit millions of patients.

Forward Looking Statements:

This press release contains forward-looking statements and that are subject to many risks and uncertainties.  Forward looking statements include synergies and efficiencies in completing our clinical trials, the mechanism of action of our NK1R+ therapy and the future safety and efficacy of our investigational therapies. These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate.  Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 29, 2022, under the caption titled “Risk Factors.” BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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INVESTOR CONTACT:

David McClung, Chief Financial Officer

investors@BioCardia.com, (650) 226-0120

MEDIA CONTACT:

Michelle McAdam, Chronic Communications Inc.

michelle@chronic-comm.com, (310) 902-1274